Exhibit(g)(2)

ASIA SATELLITE TELECOMMUNICATIONS HOLDINGS LIMITED

(Incorporated in Bermuda with limited liability)

(Stock Code: 1135)

FORM OF PROXY

FOR THE COURT MEETING ON TUESDAY, 24 APRIL 2007

(or at any adjournment thereof)

Form of proxy for use at the court meeting (and at any adjournment thereof) (the “Court Meeting”) of the Scheme Shareholders (as defined in the Scheme of Arrangement dated 19 March 2007 as referred to in the notice convening the Court Meeting) of the shares of HK$0.10 each in the issued share capital of Asia Satellite Telecommunications Holdings Limited (the “Company”) convened by the direction of the Supreme Court of Bermuda.

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION

2007: No. 57

IN THE MATTER OF ASIA SATELLITE TELECOMMUNICATIONS HOLDINGS LIMITED

AND

IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981 OF BERMUDA

I/We, (note 1)                                                                                                                                                                                                 of,                                                                                                                                                                                                                   being the registered holder(s) of (note 2)                      shares of HK$0.10 each in the issued share capital of the Company, HEREBY APPOINT the Chairman of the Court Meeting or (note 3)                                                                                                of,                                                                                                                                                                                                          as my/our proxy to attend and act for me/us and on my/our behalf at the Court Meeting convened by direction of the Supreme Court of Bermuda of the Scheme Shareholders of the Company to be held at 17/F The Lee Gardens, 33 Hysan Avenue, Causeway Bay, Hong Kong on Tuesday, 24 April 2007 at 10:00 a.m. (and at any adjournment thereof) for the purpose of considering and, if thought fit, approving (with or without modifications) the Scheme of Arrangement referred to in the Notice convening the Court Meeting (the “Scheme”) and at the Court Meeting (and at any adjournment thereof) to vote for me/us and in my/our name(s) for the Scheme (either with or without modifications, as my/our proxy may approve) or against the Scheme as indicated by a “Ö” below or, if no such indication is given, as my/our proxy thinks fit.

FOR the Scheme (note 4)	AGAINST the Scheme (note 4)

Date: 2007	Signature (note 5):
In the presence of: (Witness name)

Witness: (Witness signature)

Notes:

1.	Full name(s) and address(es) to be inserted in BLOCK CAPITALS.
2.	Please insert the number of Scheme Shares (as defined in the Scheme) registered in your name(s) to which this proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the Scheme Shares registered in your name(s).
3.	If any proxy other than the Chairman of the Court Meeting is preferred, strike out the words “the Chairman of the Court Meeting or” and insert the name and address of the proxy desired in the space provided. The proxy need not be a member of the Company, but must attend the Court Meeting in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON(S) WHO SIGN(S) IT.
4.	IMPORTANT: IF YOU WISH TO VOTE FOR THE SCHEME, TICK IN THE BOX BELOW THE BOX MARKED “FOR”. IF YOU WISH TO VOTE AGAINST THE SCHEME, TICK IN THE BOX BELOW THE BOX MARKED “AGAINST”. Failure to tick either box will entitle your proxy to cast your vote or abstain at his discretion. Your proxy will also be entitled to vote on any resolution properly put to the Court Meeting other than that referred to in the Notice convening the Court Meeting or abstain at his discretion.
5.	This form of proxy must be signed by you or your attorney duly authorised in writing or, in the case of a corporation, must be either under its common seal or under the hand of an officer or attorney duly authorised.
6.	You are requested to lodge this form of proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority, at the office of the Company’s branch registrars in Hong Kong. Computershare Hong Kong Investor Services Limited at Rooms 1806–1807, 18th Floor, Hopewell Centre, 183 Queens Road East, Wanchai, Hong Kong not less than 48 hours before the time appointed for the Court Meeting or adjourned Court Meeting. If this form of proxy is not so lodged, it may, however, be handed to the Chairman of the Court Meeting at the Court Meeting.
7.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) and, for this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the relevant joint holding.
8.	You may notify the Company in writing of the revocation of your proxy, provided that written revocation is lodged not less than two hours before the time appointed for the Court Meeting or any adjournment thereof.
9.	Completion and return of this form of proxy will not preclude you from attending and voting at the Court Meeting if you so wish. In the event that you attend and vote at the Court Meeting after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.